                                   Exhibit 11
                                   ----------
                Statements of Computation of Earnings Per Share
                -----------------------------------------------

                                                      Three Months Ended
                                                          December 31,
                                                  --------------------------
                                                       1996         1995
----------------------------------------------------------------------------

Primary Earnings Per Share:
---------------------------
Weighted average shares outstanding                 7,115,862     6,985,699
Options outstanding                                   253,149       197,831
Average exercise price                             $    10.54    $     6.16
                                                   ----------    ----------
Proceeds from the assumed exercise
  of options outstanding                           $2,668,190    $1,218,639
Average market price per share                     $    18.46    $    14.22
                                                   ----------    ----------
Assumed shares repurchased                            144,539        85,699
                                                   ----------    ----------
Common stock equivalents of options
  outstanding                                         108,610       112,132
                                                   ----------    ----------
Weighted average shares outstanding
  (including common stock equivalents)              7,224,472     7,097,831
                                                   ==========    ==========

Net income                                         $2,965,737    $2,610,703
Preferred stock dividend                             (112,763)     (113,468)
                                                   ----------    ----------
Net income applicable to
  common stockholders                              $2,852,974    $2,497,235
                                                   ==========    ==========

Earnings per common share                          $      .39    $      .35
                                                   ==========    ==========

Fully Diluted Earnings Per Share:
---------------------------------
Weighted average shares outstanding                 7,115,862     6,985,699
Options outstanding                                   253,149       197,831
Average exercise price                             $    10.54    $     6.16
                                                   ----------    ----------
Proceeds from the assumed exercise
  of options outstanding                           $2,668,190    $1,218,639
Average market price per share                     $    18.46    $    14.22
                                                   ----------    ----------
Assumed shares repurchased                            144,539        85,699
                                                   ----------    ----------
Common stock equivalents of options
  outstanding                                         108,610       112,132
Assumed conversion of outstanding
  convertible debentures (1)                                -        60,858
Assumed conversion of outstanding
  preferred stock (2)                                 538,664       540,321
                                                   ----------    ----------
Weighted average shares outstanding
 (including common stock equivalents)               7,763,136     7,699,010
                                                   ==========    ==========


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

                                 Exhibit 11
                                 ----------
               Statements of Computation of Earnings Per Share
               -----------------------------------------------

                                                      Three Months Ended
                                                          December 31,
                                                  --------------------------
                                                      1996          1995
----------------------------------------------------------------------------


Net income                                         $2,965,737    $2,610,703
Interest expenses associated with
  the convertible debentures (3)                            -        13,839
Income taxes (4)                                            -        (4,705)
                                                   ----------    ----------
Net income adjusted                                $2,965,737    $2,619,837
                                                   ==========    ==========

Earnings per common share                          $      .38    $      .34
                                                   ==========    ==========

(1) Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding                         -    $  662,744
     Conversion price                                       -    $    10.89
                                                                 ----------
     Potentially dilutive shares                            -        60,858
                                                                 ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

     Average Series B Preferred stock outstanding $ 7,541,296   $ 7,564,500
     Conversion price                             $     14.00   $     14.00
                                                  -----------   -----------
     Potentially dilutive shares                      538,664       540,321
                                                  ===========   ===========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4)  Income taxes were computed using the Company's marginal tax rate of 34%.





















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